EXHIBIT 99.3

[Letterhead of M-Flex]

Filed by Multi-Fineline Electronix, Inc.

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: Multi-Fineline Electronix, Inc.

Commission File No. 000-50812

M-Flex’s intention to acquire outstanding shares of MFS Technology Ltd—Frequently Asked Questions

Q(1).	Who is Multi-Fineline Electronix, Inc. (“M-Flex”)?

A(1).	M-Flex is a global provider of high-quality, technologically advanced flexible printed circuits and value-added component assembly solutions to the electronics industry. The company provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. M-Flex, is based in Anaheim, California and has manufacturing facilities in California and China with approximately 10,000 employees. M-Flex was incorporated in 1984 in California, reincorporated in Delaware and went public in 2004. Its common stock is quoted on the Nasdaq National Market under the symbol MFLX. WBL Corporation Limited, or WBL, currently beneficially owns approximately 61% of the outstanding common stock of M-Flex.

Q(2).	Who is MFS Technology Ltd (“MFS”)?

A(2).	MFS is engaged in the design, manufacture and distribution of flexible printed circuits and flexible printed circuits boards and turnkey component assembly services for flexible printed circuits. MFS is based in Singapore and has manufacturing facilities in Singapore, Malaysia and China, with approximately 2,400 employees. MFS was incorporated in 1988, changed its name in 2002 and went public in 2002. In 2004, MFS was upgraded to the Main Board of Singapore Exchange Securities Trading Limited (SGX-ST), where it trades under the symbol MFS Tech. WBL currently owns approximately 56% of the issued shares of MFS.

Q(3).	Why are M-Flex and MFS engaging in this transaction?

A(3)	The companies believe that combining their similar businesses will have several strategic synergies, including, among others:

•	Increasing the diversification of revenue stream and customer base;

•	Potentially resulting in a reduced overall effective tax rate by expanding M-Flex’s operations and activities in countries with lower tax rates;

•	Increasing manufacturing capacity and efficiency;

•	Decreasing manufacturing costs primarily related to purchased materials commonly used by both M-Flex and MFS; and

•	Facilitating the integration of worldwide marketing as well as research and development.

Q(4).	What is the structure of the transaction?

A(4).	If certain conditions are met, M-Flex expects to offer MFS shareholders the option of either cash or stock. The cash consideration with respect for each share of MFS Stock will be either S$1.15 (U.S. $0.71 based on an exchange rate of U.S. $1.00 for each S$1.6227, as reported on Bloomberg on March 28, 2006) per MFS share if less than 90% of MFS shares are tendered, excluding shares already held by M-Flex, its related entities or their respective nominees; or S$1.20 (U.S. $0.74 based on an exchange rate of U.S. $1.00 for each S$1.6227, as reported on Bloomberg on March 28, 2006) per MFS share if at least 90% of the shares held by MFS shareholders are tendered, excluding shares already held by M-Flex, its related corporations or their respective nominees. The stock consideration consists of 0.01450 shares of M-Flex common stock for each MFS share tendered. An MFS shareholder may accept the cash consideration or stock consideration but not both.

In addition, any holder of MFS shares who elects to take the stock consideration will be required to agree not to sell any of the stock consideration for a period of six months after the closing of the offer, if it closes.

Prior to the formal offer being made, certain required conditions must be satisfied or otherwise waived by M-Flex, including the following:

•	The clearance by the SEC of M-Flex’s registration statement containing the proxy statement to be sent to its stockholders and prospectus/offer document to be sent to the MFS shareholders; and

•	Approval of WBL’s shareholders, if required, at a general meeting of shareholders to be held by WBL in relation to acceptance of the offer and tendering the MFS shares pursuant to such acceptance.

Accordingly, the offer has not yet commenced and if and when the offer is made, further details of the terms of the offer will be set out in the proxy statement and prospectus/offer document. In addition, if the offer is made, certain specified conditions required for completion of the offer include approval by M-Flex’s stockholders of the issuance of shares of M-Flex common stock in the offer and that at least 64% of the MFS shares are tendered. If the offer is completed, MFS will become a subsidiary of M-Flex.

Q(5).	What is WBL going to do in the offer?

A(5).	WBL currently owns approximately 56% of the issued shares of MFS. It has given an irrevocable commitment to M-Flex to tender all of its shares in the offer and has agreed to accept stock of M-Flex and not cash, subject to approval of its shareholders, if required, being obtained. If the closing of the offer has not occurred by December 31, 2006, this undertaking will lapse.

Q(6).	How many shares of M-Flex common stock will be issued in the offer?

A(6).	Assuming all MFS shareholders accept the offer in full and elect to receive shares of M-Flex common stock, M-Flex will issue approximately 9.5 million shares of common stock, representing approximately 28% of its outstanding stock after completion of the offer.

Q(7).	How much cash could M-Flex pay in the offer?

A(7).	Assuming all MFS shareholders accept the offer in full, and if only WBL elects to receive shares of M-Flex common stock and the remaining MFS shareholders elect to receive cash, M-Flex will pay cash consideration of approximately U.S. $222 million.

Q(8).	How many shares of M-Flex common stock will there be after the offer?

A(8).	At February 28, 2006, M-Flex had 24,379,484 outstanding shares of common stock. If all MFS shareholders elect to receive shares of M-Flex common stock, M-Flex will have approximately 33.8 million shares of M-Flex common stock outstanding immediately after completion of the offer. If only WBL elects to receive shares of M-Flex common stock and the remaining MFS shareholders elect to receive cash, M-Flex will have approximately 29.7 million shares outstanding immediately after completion of the offer.

Q(9).	What percentage of M-Flex will WBL own after completion of the offer?

A(9).	WBL will own beneficially between approximately 59% (assuming all the other MFS shareholders accept the offer in full and elect to receive shares of M-Flex common stock) and 68% (assuming all the other MFS shareholders accept the offer in full and elect to receive cash) (56.1% and 64%, on an effective ownership basis). The percentage will vary depending on the number of MFS shareholders who elect to receive cash and the number who elect to receive M-Flex common stock.

Q(10).	What are the major legal milestones for the transaction?

A(10).	The offer will be made only if all the specified conditions required are fulfilled or waived, including the following key milestones:

•	Clearance by the SEC of the M-Flex registration statement containing the proxy statement to be sent to its stockholders and prospectus/offer document to be sent to the MFS shareholders;

•	Approval of WBL’s stockholders, if required, at a general meeting of the stockholders of WBL in relation to the acceptance of the offer and tendering the MFS shares pursuant to such acceptance.

As soon as reasonably practicable M-Flex intends to prepare and file a Form S-4 Registration Statement with the U.S. Securities and Exchange Commission that will contain a proxy statement with respect to the M-Flex special stockholders meeting and a prospectus/offer document to be sent to MFS shareholders. Once SEC approval is obtained and approval of the shareholders of WBL is obtained, if required, M-Flex will announce the offer and thereafter will mail the proxy statement to its stockholders. Between 14 days and 21 days from the date of the announcement of the offer, if any, M-Flex will mail the prospectus/offer document to MFS shareholders. The offer will be conditional upon, among other things, the approval of the stockholders of M-Flex of the issuance of shares of M-Flex Common Stock in the offer and at least 64% of the MFS shares being tendered. The prospectus/offer document will contain the terms and conditions of the offer.

Q(11).	Is regulatory approval required?

A(11).	There are no regulatory approvals that are expected to be required in either the United States or Singapore in order for the transaction to be completed, except the approval by the SEC of the M-Flex registration statement containing the proxy statement with respect to the M-Flex special stockholders meeting and the prospectus/offer document to be sent to MFS shareholders.

Q(12).	When is the offer expected to be completed?

A(12).	If and when the offer is made and after the Offer Document is sent to MFS shareholders, the close of offer will have to take place within 60 days, or the offer will lapse.

Q(13).	How was the exchange ratio and consideration to be offered determined?

A(13).	The exchange ratio and consideration were determined through an arms’ length negotiation among the parties, and approved by the respective special committees of the independent board members of each party. Among other things M-Flex’s board and special committee considered the historical operating results, the share price performance and the prospects of the two companies in determining the offer price and exchange ratio.

Q(14).	Are there walk-a-way provisions?

A(14).	After the announcement of the intention of M-Flex to make the offer, M-Flex may, in consultation with the Securities Industry Council of Singapore, elect not to proceed with the offer if any of the specified conditions are not satisfied or otherwise waived by M-Flex.

For full details of the conditions, please refer to the announcement released by DBS Bank Ltd for and on behalf of M-Flex dated March 30, 2006, which was filed as an exhibit to M-Flex’s Form 8-K filed on March 30, 2006.

In addition, if the offer is not closed by December 31, 2006, WBL’s obligations under its commitment to accept the offer with respect to its shareholding of 56% in MFS will terminate, unless it agrees to extend those obligations.

Even if these required conditions are satisfied and if and when the offer is made, unless at least 64 percent of the MFS shares are tendered and the satisfaction or waiver of other conditions as may be specified, completion of the offer will not occur.

Q(15).	What happens if the offer is not completed and the transaction falls through?

A(15).	If the offer is made, but the conditions required to complete of the offer are not satisfied or waived by M-Flex by December 31, 2006, the offer will lapse. In such event, both companies will remain as separate entities under the common control of WBL, and will continue to pursue their own business strategies for growth.

Q(16).	Are there no shop and breakup provisions in this deal?

A(16).	There are no break-up or termination fees in the transaction. However, WBL has given a no shop undertaking that will expire if the offer is not completed by December 31, 2006.

Q(17).	What will be the structure of M-Flex after the transaction?

A(17).	MFS will become a subsidiary of M-Flex, and WBL will remain as the major shareholder of M-Flex.

If M-Flex receives acceptances of not less than 90% in respect of MFS shares (excluding the MFS shares held by WBL), the present intention of M-Flex is to acquire the remaining MFS shares through a cash-out transaction and privatize MFS.

Q(18).	Who will run the combined company?

A(18).	If MFS is privatized, both the executive team and board of directors of MFS will be consolidated under M-Flex. If MFS is not privatized, we expect to continue to operate M-Flex primarily with the management team in Anaheim, California and the management of MFS will continue to operate MFS from Singapore, while taking advantage of expected opportunities to integrate certain functions of the companies in the near term, which may include marketing and research and development.

Q(19).	What will be the combined company’s board makeup?

A(19).	The directors of M-Flex, immediately prior to the offer, will continue to be the members of the board, immediately after the offer. If MFS is not privatized as part of the transaction (i.e., through the acquisition of a sufficient number of shares to make it a wholly owned subsidiary of M-Flex), then the board of MFS will consist of directors that are nominated and elected at an annual meeting of shareholders of MFS conducted in accordance with Singapore law.

Q(20).	Where will the combined company be headquartered?

A(20).	M-Flex will continue to operate its business from Anaheim, California. MFS will continue to operate its business from Singapore.

Q(21).	Why won’t the two companies’ businesses be combined?

A(21).	At this time, unless and until the privatization of MFS takes place, the board of directors of M-Flex believes that the businesses of the two companies should continue to operate separately to minimize disruption to their operations. We expect to take advantage of such synergies by combining worldwide marketing and integrating research and development for M-Flex and MFS.

Q(22).	What are the revenues of the two companies?

A(22).	For the fiscal year ended September 30, 2005, the net revenues of M-Flex were U.S. $357 million (approximately S$579 million) and the revenues of MFS were S$380 million (approximately U.S. $235 million).

Q(23).	How will M-Flex finance the cash consideration to be paid in the transaction?

A(23).	M-Flex expects to fund the cash consideration from internal resources and external debt/borrowings.

Q(24).	What is the impact of the transaction on M-Flex’s EPS?

A(24).	The pro forma financial effects of the transaction on M-Flex’s EPS for 2005 will be set out in the Registration Statement of M-Flex to be filed with the SEC.

Q(25).	If this deal goes through, will there be layoffs?

A(25).	The two companies will continue to operate as separate organizations for the foreseeable future. Given that the companies participate in an expanding market with worldwide opportunities no lay-offs are currently planned.

Q(26).	What impact will the merger have on M-Flex’s manufacturing capacity?

A(26).	The merger is expected to enable M-Flex to leverage the available capacity at MFS’ established manufacturing operations in all facilities.

Q(27).	Will M-Flex employees’ compensation and benefits change as a result of the transaction?

A(27).	No. M-Flex employees’ compensation and benefits are not expected to be affected due to the transaction.

Q(28).	What happens to my M-Flex stock options?

A(28).	Nothing. Your M-Flex stock options will not be affected.

Q(29).	What happens to my M-Flex shares?

A(29).	Nothing. Your M-Flex shares will remain outstanding.

Q(30).	Describe why you have a different implied purchase price based on whether shareholders elect stock or cash.

A(30).	The share price of M-Flex and MFS have been quite volatile over the past few weeks, potentially influenced by the disclosure that was requested by the Singapore Exchange Securities Trading Limited that described that MFS was in discussions with another party. Our goal with the current structure was to try and find an exchange ratio that counterbalanced some of this activity — reflecting that both stocks may be trading in anticipation of the proposed deal. The stock ratio was largely driven by the relative contributions of historical and expected profits of each party. The cash price was set at a value to encourage participation in the transaction while providing a minimum value that MFS’ shareholders would receive—independent of where our stock is trading.

Q(31).	Describe why you have gone with a two tiered cash approach.

A(31).	Our two tier proposal was designed to encourage participation by the minority shareholders of MFS. It is our intent to privatize MFS as part of the process. The mechanism for doing so is accelerated when we cross the 90% threshold - which in turn benefits our stockholders.

Q(32).	What is the risk that another bidder will appear?

A(32).	It is unlikely that another bidder will try to acquire MFS because the majority owner of MFS and M-Flex, WBL, has irrevocably agreed to support the transaction.

Q(33).	Is there anything special about the U.S. stockholder approval process?

A(33).	Per our charter, transactions involving a related party that are otherwise subject to stockholder approval require approval by a majority of the shares of stock held by disinterested stockholders of M-Flex who vote at the special meeting.

Q(34).	Have you appointed teams to study operational synergies which will be pursued through the merger?

A(34).	Synergies to date have been identified by senior managements of the combined company. Now that the transaction has been publicly announced, Messrs. Pang and Harding will engage operational teams to develop integration plans.

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Additional Information and Where to Find It

M-Flex plans to file with the U.S. Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4, which will contain a proxy statement with respect to the special stockholders meeting to be held by M-Flex and a prospectus/offering circular with respect to the offer to be made to the stockholders of MFS, and other relevant documents concerning the proposed transaction. Information contained in this document is not a substitute for the information contained in the proxy statement or the prospectus/offering circular, which will be part of the registration statement on Form S-4. Stockholders and investors are urged to read the proxy statement and prospectus/offering circular when they become available and any other relevant documents filed with the SEC because they will contain important information, including detailed risk factors about M-Flex, MFS and the proposed transaction. These documents are or will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request for such a filing to M-Flex at 3140 East Coronado Street, Suite A, Anaheim, California 92806, Attention: Investor Relations, or by telephone at (714) 573-1121, or by email at investor_relations@mflex.com, or through the Company’s website (www.mflex.com) as soon as reasonably practicable after such material is filed with or furnished to the SEC. This information also will be available on the website of the Singapore Securities Exchange Trading Limited at www.sgx.com.

Participants in Solicitation

M-Flex, MFS and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from M-Flex stockholders in connection with the proposed transaction. Information about the directors and executive officers of M-Flex and their ownership of M-Flex stock is set forth in the proxy statement for M-Flex’s 2006 Annual Meeting of Stockholders. Information about the directors and executive officers of MFS and their ownership of MFS shares is set forth in the annual report of MFS. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement and prospectus/offering with respect to the transaction, when such documents become available.

Stockholders and investors should carefully read the proxy statement and the prospectus/offering circular, when such documents become available, and before making any voting or investment decisions.

Cautionary Information Regarding Forward-Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this filing, including statements as to expected synergies the combined companies will realize as a result of the transaction, and other statements identified by words such as “believes,” “estimates,” “expects,” “projects,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including specifically risks associated with the expected synergies of the proposed transaction, and the other risks and uncertainties set forth in the reports filed by M-Flex with the SEC, including its most recently filed Form 10-Q for the quarter ended December 31, 2005. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, M-Flex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Responsibility Statement

The Directors of M-Flex (including those who may have delegated detailed supervision of this document) have taken all reasonable care to ensure that the facts stated and opinions expressed in this document are fair and accurate, and they jointly and severally accept responsibility accordingly.

Where any information has been extracted from published or otherwise publicly available sources or obtained from MFS, the sole responsibility of the directors of M-Flex has been to ensure through reasonable enquiries that such information is accurately and correctly extracted from such sources or, as the case may be, accurately reflected or reproduced in this document.